                                                                    EXHIBIT 10.1

                                    AGREEMENT

                                     between

(1) The persons whose names and addresses are set out in Column (1) of Part I of the Schedule ("THE VENDORS");

                                       and

(2) HYCOR BIOMEDICAL INC., a corporation organised under the laws of the State of Delaware, U.S. and having its principal place of business at 18800 Von Karman Avenue, Irvine, California 92612-1517, U.S. ("THE PURCHASER")


WHEREAS -
(A) COGENT DIAGNOSTICS LIMITED is a company incorporated under the Companies Acts with registered number SC122739 and having its registered office at Orchard Brae House, 30 Queensferry Road, Edinburgh, EH4 2HG, U.K. ("THE COMPANY"), further details of the Company being set out in Part II of the Schedule;

(B) The Vendors are the registered holders and beneficial owners of the numbers of Ordinary Shares of 25p each in the capital of the Company shown opposite their respective names in Column (2) of Part I of the Schedule;

(C) The persons named in Part II of the Schedule as the directors and secretary are the only directors and the secretary respectively of the Company;

(D)      The Company has no subsidiaries or subsidiary undertakings; and

(E) The Vendors have agreed to sell and the Purchaser has agreed to purchase the number of shares in the capital of the Company listed in Column (2) of Part I of the Schedule on the terms and conditions set out in this Agreement.

NOW THEREFORE IT IS HEREBY AGREED as follows:-

1.       INTERPRETATION
1.1 In this Agreement the following expressions shall, unless otherwise specified or the context otherwise requires, have the meanings set opposite them respectively:
         "Accounting Date"                  31 March 1997

         "Accounts"                 the audited balance sheet of the Company as
                                    at the Accounting Date, the audited profit and loss account of the Company for the accounting period ended on the Accounting
                                    Date and the directors' and auditors'
                                    reports and the notes to such accounts

         "Associate"                (a) in relation to an individual, any
                                    spouse, brother, sister or lineal ascendant or descendant and any company which is, or may be, directly or indirectly, controlled
                                    (within the meaning of section 840 of the Taxes Act 1988) by any one or more of the foregoing; and

                                    (b) in relation to a company, any subsidiary or subsidiary undertaking or holding company of such company and any other subsidiary or subsidiary undertaking of any holding company of such company

         "Business"                 the business carried on by the Company at
                                    the Completion Date being the developing, manufacturing, marketing and selling of tests/kits for diagnosis of auto-immune disease

         "business day"             a day, other than a Saturday or a Sunday, on
                                    which clearing banks are open for business in both Edinburgh and London

         "Claim for Taxation"       any notice, demand, assessment, letter or
                                    other document issued or action taken
                                    whereby the Company is liable or may become liable to make any payment of or in respect of Taxation (whether or not the Company is primarily liable to pay same and whether or not the Company has or may have any right of relief or reimbursement against any other person or persons) and includes, but is not limited to:-

                                    (a) the loss or counteracting or reduction
                                        in the amount of, or setting off against profits of, any relief, allowance, exemption or credit, which would otherwise have been available to the Purchaser and/or the Company;

                                    (b) the loss, reduction in the amount of,
                                        cancellation or set off of any right to
                                        repayment of Taxation or payment or
                                        credit which would otherwise have been
                                        available; and

                                    (c) the setting off against income, profits
                                        or gains or against any Taxation (in
                                        either case in respect of which, but for such setting off, the Company would have had a liability to Taxation in respect of which the Vendors would be liable to make a payment to the Purchaser under the Taxation Undertaking) of any relief, allowance, exemption or credit not available before Completion but which arises in respect of any event occurring after Completion;

                                    and reference to any Claim for Taxation
                                    shall include any Claim for Taxation whether made before or after Completion and whether satisfied or unsatisfied at Completion

         "Cogent Investments"       Cogent Investments Limited (Company No.
                                    SC076851), one of the Vendors

         "Companies Acts"           the 1985 Act, the Business Names Act 1985,
                                    the Companies Securities (Insider Dealing)
                                    Act 1985, the Companies Consolidation
                                    (Consequential Provisions) Act 1985 and the
                                    Company Directors Disqualification Act 1986
                                    , together

         "Completion"               completion of the sale and purchase of the
                                    Sale Shares by virtue of the performance by the Vendors and the Purchaser of the obligations assumed by them respectively under Clause 5

         "Completion Date"          the day on which Completion takes place
                                    being 21 July, 1997 or such later date as the Vendors and the Purchaser may agree in writing but not being a date later than 30
                                    July, 1997

         "Confidential Information" all information which is at the Completion
                                    Date confidential in relation to the
                                    Business, including, for the avoidance of doubt, all confidential business, financial, operational, customer and marketing information and trade secrets in relation to the Business

         "Consideration"            the considerable payable by the Purchaser
                                    for the Sale Shares as specified in Clause
                                    4.1

         "Deposit"                  (pound)50,000 paid by the Purchaser to the
                                    Vendors' Solicitors to be held on behalf of the Vendors and to be set-off against the Consideration payable by the Purchaser at Completion

         "Directors"                William David Neilly, Charles John Fairley,
                                    James Weston and Michael Gordon, each of whom is a director of the Company and a Vendor

         "Disclosure Letter"        a letter from the Vendors addressed to the
                                    Purchaser, disclosing matters for the
                                    purpose of Clauses 6.1 and 6.2 and delivered to, and accepted in writing with specific reference to this Agreement by, the Purchaser or the Purchaser's Solicitors (on behalf of the Purchaser) prior to the Purchaser's execution hereof

         "Employees"                Wanda Black, Nadine Grant, Angus Brown,
                                    Danielle Knight, Andrew Boyle and Moira
                                    Bisset, each of whom is an employee of the Company and a Vendor

         "Environment"              all, or any, of the following media, namely
                                    land, water (including, but not limited to, coastal and inland waters, surface waters and ground waters and water in drains and sewers) and the air (and the medium of air includes but is not limited to the air within buildings and the air within other natural or man-made structures above or below ground)

          "in the agreed terms"     with reference to any document, that it
                                    shall be in the form of a draft agreed by the relevant parties, prior to the Purchaser's execution hereof

         "Intellectual Property"    such of the following as may be owned, used
                                    or enjoyed by the Company:-

                                    patents, trade marks, service marks,
                                    registered designs, trade names, business names and applications for any of the foregoing; the right to apply for registration of any of the foregoing in any part of the world; any similar or analogous rights in any country; copyrights, design rights or any similar or analogous right in any country, inventions, know-how, confidential knowledge or experience available to the Company; all business and agreements relating to any of the foregoing to which the Company is entitled; drawings, blueprints, plans, specifications, formulas, data and descriptive materials, technical files and reports, designs and the benefit of all research, development and design work;

                                    including, without prejudice to the
                                    foregoing generality, the patents and trade marks listed in Part IV of the Schedule

         "Leasehold Property"       the property at Pentlands Science Park,
                                    Penicuik held by the Company pursuant to the Missives

         "LIBOR" the percentage rate per annum for sterling deposits which appears on the display designated as page "LIBP" on the Reuter Monitor Money Rate Service as at or about 11am on the business day immediately prior to the Completion Date

         "Loan Notes"               the Loan Notes to be issued, pursuant to
                                    Clause 4.2(b), by the Purchaser in part
                                    satisfaction of the Consideration, and being in the agreed terms to provide, inter alia, for repayment over a three year period (in equal yearly installments) with interest at LIBOR

         "Missives"                 the missives entered into at or prior to
                                    Completion relating to the Leasehold
                                    Property comprising an offer of let, by Tods
                                    Murray WS, on behalf of The Moredun
                                    Foundation as landlord of the Leasehold
                                    Property and an acceptance of such offer, by the Vendor's Solicitors, on behalf of the Company, a brief description of the principal terms of the missives being set out in Part III of the Schedule

         "l985 Act"                 the Companies Acts 1985 and 1989

         "Purchaser's Solicitors"   McGrigor Donald, Erskine House, 68-73 Queen
                                    Street, Edinburgh, EH2 4NF

         "Sale Shares"              the 89,775 Ordinary Shares of 25p each in
                                    the capital of the Company

         "SSAP"                     Statement of Standard Accounting Practice

         "Taxation"                 all forms of taxation, duties, imposts,
                                    charges, withholdings, contributions,
                                    impositions and levies whatsoever in the nature of taxation and whenever imposed and whether of the United Kingdom or elsewhere and but is not limited to:-

                                    (a) income tax, corporation tax, advance
                                        corporation tax, petroleum revenue tax,
                                        capital gains tax, inheritance tax,
                                        stamp duty, stamp duty reserve tax,
                                        rates, value added tax, customs and
                                        other import duties, national insurance
                                        and social security contributions; and

                                    (b) any payment whatsoever which the Company
                                        may be or become bound to make to any
                                        person, revenue, customs or fiscal
                                        authority or any other body or authority as a result of any enactment relating to taxation and any other taxes, duties, levies or imposts supplementing or replacing any of the foregoing; and

                                    (c) all costs, charges, interest, fines,
                                        penalties and expenses incidental or
                                        relating to any of the foregoing or
                                        relating from a failure to comply with
                                        the provision of any enactment relating
                                        to taxation

         "Taxation Undertaking"     the undertaking and indemnities given by the
                                    Vendors pursuant to Clause 7

         "Tax Warranties"           the Warranties as to the matters stated in
                                    paragraph 5 of Part V of the Schedule

         "Vendors' Solicitors"      Fyfe Ireland WS, Orchard Brae House,
                                    Queensferry Road, Edinburgh, EH4 2HG

         "U.S."                     United States of America

         "Warranties"               the statements set out in Part V of the
                                    Schedule

1.2 In this Agreement, unless otherwise specified or the context otherwise requires:-

         (a) reference to this Agreement shall include the Recitals and the Schedule annexed and executed as relative hereto;

         (b) words importing any gender shall include the other genders; words importing natural persons shall include corporations and vice versa; and words importing the singular only shall include the plural and vice versa; and

         (c) reference to any statute, regulation, directive, treaty or part thereof shall be construed as reference thereto as amended or re-enacted or as the application thereof is modified by other provisions from time to time (whether before or after the last date of execution of this Agreement), shall be construed as including references to any provision of which they are re-enactments (whether with or without modification) and shall be construed as including references to any order, instrument, regulation or other subordinate legislation made pursuant thereto.

1.3 Where there appears a reference in this Agreement to any information, fact or matter having been "disclosed" such reference shall (except where otherwise expressly provided herein) be deemed to refer to, but be restricted only to, such information, facts or matters of which full and accurate details are contained in the Disclosure Letter.

1.4 In construing this Agreement the ejusdem generis rule shall not apply and accordingly the interpretation of general words shall not be restricted by being preceded by words indicating a particular class of acts, matters or things or being followed by particular examples.

1.5 In this Agreement the headings to Clauses and Parts of the Schedule are inserted for convenience only and shall not affect the construction of this Agreement.

2.       CONDITION PRECEDENT
2.1 This Agreement is conditional, in all respects, on the Company entering into new service contracts with each of James Weston and Michael Gordon prior to Completion.

2.2 If the condition specified in Clause 2.1 is not satisfied, or waived in writing by the Purchaser at or prior to Completion the Purchaser may give written notice of withdrawal from this Agreement.

3.       SALE AND PURCHASE
3.1 With effect from Completion, each Vendor shall sell, and the Purchaser shall purchase, the number of Sale Shares set opposite the name of the relevant Vendor in Column (2) of Part I of the Schedule.

3.2 The Sale Shares shall be sold free from any option, lien, charge or encumbrance and with all rights attached thereto.

3.3 Each of the Vendors hereby waives or agrees to procure the waiver of any pre-emption rights which may exist in relation to the Sale Shares pursuant to the Articles of Association of the Company or otherwise.

3.4 The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously but completion of the purchase of some of the Sale Shares shall not affect the rights of the Purchaser with respect to the others.

4.       CONSIDERATION
4.1 The consideration ("the Consideration") payable for the Sale Shares shall be (pound)1,795,500 in aggregate, which shall be divided equally amongst the Sale Shares of which (pound)858,000 shall be payable in cash and (pound)937,500 by the issue of Loan Notes.

4.2      The Consideration shall be met, at Completion, by:

         (a) in the case of the Employees and Michael Gordon, the payment to each of them (in accordance with Clause 5.5(a)) of the monetary amounts set out opposite their respective names in Column (3) of
             Part 1 of the Schedule; and

         (b) in the case of Cogent Investments and the Directors (other than Michael Gordon), the payment to each of them (in accordance with Clause 5.5(a)) of the monetary amount set opposite their respective names in Column (3) of Part 1 of the Schedule, and the issue to each of them of Loan Notes in the monetary amount set opposite their respective names in Column (3) of Part 1 of the Schedule.

4.3 The Vendors' Solicitors are hereby irrevocably authorised to receive the Consideration and their receipt(s) therefore shall be a full discharge to the Purchaser who shall not be concerned with the distribution thereof to and among the Vendors.

5.       COMPLETION
5.1 Completion of the sale and purchase of the Sale Shares shall take place at the offices of the Purchaser's Solicitors on the Completion Date.

5.2      At Completion the Vendors shall deliver to the Purchaser:-

         (a) duly executed transfers of the Sale Shares in favour of the Purchaser, or such nominee of the Purchaser as the Purchaser may nominate, together with the definitive certificates in respect thereof;

         (b) any power of attorney under which this Agreement or any document referred to herein or executed in pursuance hereof is executed on behalf of any of the Vendors and such other evidence as the Purchaser may require of the authority of any person executing on behalf of any of the Vendors;

         (c) such waivers, consents or documents which may be required by the Purchaser to vest in the Purchaser the full beneficial ownership of the Sale Shares and enable the Purchaser to procure them to be registered in the name of the Purchaser or its nominees;

         (d) a written waiver in the agreed terms from each Vendor in respect of any claims which such Vendor may have against the Company as at Completion;

         (e) the certificate of incorporation, any certificate of incorporation on change of name, common seal (if any), statutory and minute and other record books (written up to the Completion Date) and share certificate books of the Company together with all unused forms of share certificates of the Company;

         (f) a statement from the Company's bankers as at a date not more than two business days prior to the Completion Date confirming the sums due to the bank and that such sums do not exceed any debt levels permitted by the bank;

         (g) the Lease and all deeds and documents under the Company's control relating to the Leasehold Property;

         (h) a written resignation in the agreed terms from all the directors of the Company and Queensferry Secretaries Limited as secretary of the Company;

         (i) a letter in the agreed terms from the auditors of the Company confirming they shall, on request of the Purchaser or the Company, resign as auditors and confirming that as at Completion no sums are due to the auditors by the Company in respect of outstanding invoices or in respect of work carried out but not invoiced; and

         (j) the service contracts entered into between the Company and each of James Weston and Michael Gordon pursuant to Clause 2.1.

5.3 At or prior to Completion the Vendors shall repay to the Company all moneys owing as at Completion by the Vendors and/or their Associates to the Company whether or not such sums are due for repayment, including any amount which may be unpaid in respect of any of the Sale Shares.

5.4 At Completion the Vendors shall procure transaction of the following business to the Purchaser's satisfaction at a meeting of the board of directors of the Company or by written resolution:-

         (a) approval for registration of the transfers (subject only to their being re-presented duly stamped) in respect of the Sale Shares and the entry in the register of members of the Company of the transferees;

         (b) revocation of all existing mandates for the operation of bank accounts and the issue of new mandates giving authority to persons nominated by the Purchaser;

         (c) appointment of such directors, secretary and auditors as the Purchaser may nominate; and

         (d) change of the registered office of the Company to Douglas House, Pentlands Science Park, Penicuik, Midlothian, EH26 0PZ

5.5 At Completion the Purchaser shall, subject to compliance by the Vendors with the obligations incumbent on them under Clauses 5.2, to 5.4 (inclusive);

         (a) pay the Vendors' Solicitors by telegraphic transfer of funds to:-

                  Bank:                Bank of Scotland, 38 St Andrew's Square,
                                       Edinburgh
                  Sort Code:           80-31-20
                  Account Number:      00285809
                  Account Name:        Fyfe Ireland Client Account
                  the sum of (pound)808,000 and authorise the release of the Deposit of (pound)50,000, to the Vendor's Solicitors, being in aggregate, that cash part of the Consideration due pursuant to Clauses 4.2(a) and (b) for the purchase of the Sale Shares; and

         (b) issue the Loan Notes to each of Cogent Investments and the Directors (other than Michael Gordon) (the Vendors' Solicitors being irrevocably authorised to receive same in terms mutatis mutandis as contained in Clause 4.3) in part satisfaction of the Consideration due pursuant to Clause 4.2(b) for the purchase of the Sale Shares.

6.       WARRANTIES, INDEMNITIES AND UNDERTAKINGS
6.1 Cogent Investments and each of the Employees severally warrants to the Purchaser that, subject only to the matters disclosed in the Disclosure Letter, each of the Warranties contained in paragraphs 1.1 to 1.5 (inclusive) of Part V of the Schedule is and will at Completion be true and accurate .

6.2 The Directors warrant to the Purchaser that, subject only to the matters disclosed in the Disclosure Letter, each of the Warranties is and will at Completion be true and accurate.

6.3 The Directors agree that the Warranties shall (mutatis mutandis) apply to any business of the Company carried on outside the United Kingdom and for the purpose of construction the references to any statutory provision enacted, or accounting principles applying, in the United Kingdom shall include references to any corresponding provision in the local legislation and (where relevant) to generally accepted accounting principles, and the references to any governmental or administrative authority or agency shall include references to the equivalent local governmental or administrative authority or agency.

6.4 If after the Purchaser shall have complied with the provisions of Clause 5.5 it shall be found that any of the Warranties was when given not true and accurate then, subject to Clause 8 (Limitation of Liability), Cogent Investments, the Employees and the Directors (as the case may be), shall, on demand, pay the Purchaser:-

         (a) the amount necessary to put the Company and/or the Purchaser, as the case may be, into the position which would have existed had the Warranty been true and accurate; and

         (b) all costs and expenses incurred by the Company and the Purchaser as a result of the Warranty not being true and accurate (including, without limitation, all costs and expenses of enforcing any Warranty claim) and any other loss or damage suffered by them as a result thereof.

6.5 Where any of the Warranties are qualified by the expression "to the best of the knowledge, information and belief of the Directors" or "so far as the Directors are aware" or any similar expressions, that Warranty shall be deemed to include additional statements that the knowledge, information and belief or awareness of any one Director shall be the knowledge, information and belief or awareness of all the Director together, that it has been made after due, diligent and careful enquiry.

7.       TAXATION UNDERTAKING
7.1 The Directors undertake, subject to Clause 8 (Limitation of Liability), to pay the Purchaser, on demand:-

         (a) the amount of each and every liability for Taxation payable by the Company arising in respect of or as a consequence of any Claim for Taxation or any depletion in the assets of the Company as a result of any Claim for Taxation or any settlement of any Claim for Taxation; and

         (b) all costs, charges and expenses reasonably incurred by the Company or the Purchaser in relation to or resulting from any demands, actions, proceedings or claims in respect of any Claim for Taxation.

7.2      For the purposes of Clauses 7.1(a) and (b):-

         (a) if a loss or counteracting of any relief, allowance, exemption or credit treated as an asset or taken into account in computing liabilities in any statutory accounts of the Company in respect of any financial year (and not subsequently reversed in any such statutory accounts prior to the Accounts or in the Accounts) which would otherwise have been granted or been available to the Company results in the Company suffering a liability to Taxation during its current or succeeding accounting periods that liability shall itself be a Claim for Taxation; and

         (b) if there is a nullifying, cancellation or set-off of a right to repayment of Taxation treated as an asset or taken into account in computing liabilities in any statutory accounts of the Company in respect of any financial year (and not subsequently reversed in any such statutory accounts prior to the Accounts or in the Accounts) which would otherwise have been available to the Company then the amount of the repayment which is lost as a result shall be a Claim for Taxation.

7.3 The undertaking contained in Clause 7.1 should apply only where such Claim for Taxation:-

         (a) is made wholly in respect of any acts, omissions or transactions whatsoever of the Directors or the Company occurring or entered into on or before Completion or, where the acts or omissions or transactions of the Directors or the Company occur or are entered into after Completion but are pursuant to the binding obligation of a Director or the Company arising on or before Completion; or

         (b) is made in respect of or results from, or is calculated by reference to, any actual or deemed income, profits or gains earned, received or accrued, or deemed to have been earned, received or accrued, on or before Completion; or

         (c) is made by reference to or results from any dividend or distribution paid or made, or deemed to have been paid or made, prior to Completion.

7.4 The undertaking contained in Clause 7.1 shall not apply to any Claim for Taxation to the extent that provision or reserve in respect thereof was made in Accounts.

7.5 In respect of any payment due from the Vendors under the undertaking contained in Clause 7.1 if the same will be or has been subject to Taxation, the Purchaser may demand from the Vendors such amount as will ensure that the net receipt, after such Taxation, to the Purchaser in respect of such payment is the same as it would have been were the payment not subject to such Taxation.
8.       LIMITATION OF LIABILITY
8.1 The liability of the Vendors under or in respect of the Warranties and/or the Taxation Undertaking shall be limited as follows:

         (a) the amount of any successful claim against the Vendors under the Warranties and/or the Taxation Undertaking shall be deemed to constitute a reduction in the Consideration;

         (b) the aggregate amount of all claims against the Vendors under the Warranties and/or the Taxation Undertaking shall be limited, in each case, to the actual amount of the Consideration received by that Vendor;

         (c) notwithstanding the provisions of Clause 8.1(b) the aggregate liability of the Directors under the Warranties (save in respect of the Tax Warranties ) shall not exceed (pound)500,000 and shall be limited in the case of each individual Director by prorating each claim made under the Warranties (save the Tax Warranties) among the Directors in the following proportions: William David Neilly 40.45%; Charles John Fairley 40.45%; James Weston 17.15%; and Michael Gordon 1.95%;

         (d) notwithstanding the provisions of Clause 8.1(b) the aggregate liability of the Directors under the Tax Warranties and the Taxation Undertaking shall not exceed the aggregate Consideration received by them and shall be limited in the case of each individual Director by prorating each claim made under the Tax Warranties and the Taxation Undertaking in the proportions contained in Clause 8.1(c);

         (e) the Directors shall have no liability under the Warranties unless and until the aggregate liability of the Directors in respect of claims under the Warranties exceeds (pound)5,000 in which event the Directors shall be liable for and the Purchaser shall be entitled to the whole amount and not merely the excess over (pound)5,000. For the avoidance of doubt, this limit shall apply on an "all claims" basis and not on an "each and every claim" basis;

         (f) the Directors shall not be liable in respect of any single claim under the Warranties where the liability in respect of that claim does not exceed (pound)1,000; provided that for this purpose claims arising out of the same set of circumstances shall be aggregated;

         (g) no claim shall be brought by the Purchaser under or in respect of any breach of the Warranties (other than the Tax Warranties) unless notice in writing of such claim has been given to the Vendors not later than 21 July 1999. Any such claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn at the expiration of a period of six months from the giving of such notice unless court proceedings in respect of it have commenced by being both issued and served on the Vendors save that in respect of a claim based on a liability which is a contingent liability or which is otherwise subject to some contingency such time limit of six months shall not start to run until such contingent liability or other contingency has crystallised;

         (h) no claim (except in the case of a claim involving fraud, in respect of which no time limit shall apply) shall be brought by the Purchaser under or in respect of any breach of the Tax Warranties or the Taxation Undertaking unless notice in writing of such claim has been given to the Vendors not later than 21 July 2003. Any such claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn at the expiration of a period of six months from the giving of such notice unless court proceedings in respect of it have commenced by being both issued and served on the Directors save that in respect of a claim based on a liability which is a contingent liability or which is otherwise subject to some contingency such time limit of six months shall not start to run until such contingent liability or other contingency has crystallised;

         (i) the Vendors shall have no liability under the Warranties to the extent that provision, reserve, or allowance has been made in respect of the matter to which such liability relates in the Accounts; and

         (j) the Vendors shall have no liability under the Warranties or the Taxation Undertaking;

             (i) if such liability would not have arisen but for a voluntary act, transaction or omission of the Purchaser and/or the Company on or after the date of Completion where such act, transaction or omission is outside the ordinary course of business of the Company; or

             (ii) to the extent that such breach or claim arises as a result of any change in the accounting bases or policies in accordance with which the Company values its assets or calculates its liabilities or any other change in accounting practice (other than a change necessary to bring such bases, policies or practices into line with generally accepted accounting practice); or

             (iii) in respect of any matter or thing done in consequence of the execution and performance of this Agreement.

8.2 The Purchaser shall or shall procure that the Company shall reimburse the Vendors an amount equal to any sum paid by the Vendors under the Warranties and/or the Taxation Undertaking which is subsequently recovered by the Purchaser or the Company from any third party.

8.3 If any matter comes to the notice of the Purchaser and/or the Company which may result in a claim under the Warranties, the Purchaser shall:

         (a) give written notice thereof to the Vendors as soon as reasonably practicable specifying the nature of the claim in reasonable detail including details of the event or matter of default which gives rise to the claim, the breach that results and the amount claimed;

         (b) shall keep the Vendors reasonably informed of all matters relating to such claim and not settle or make any admission or agreement in relation to or compromise such claim without first consulting the Vendors.

8.4 Nothing in this Agreement or the Taxation Undertaking shall affect the Purchaser's duty to mitigate its or the Company's loss.

9        POST-COMPLETION UNDERTAKINGS
9.1 Each of the Directors severally undertakes to the Purchaser, and the Company with the intent of securing to the Purchaser the full benefit and value of the goodwill, know-how and connections of the Company and as an essential part of the agreement for the purchase and sale of the Sale Shares, that:

         (a) he will not during the period of two years after Completion (or, if shorter, for so long as the Purchaser, its subsidiaries, or any member of the Purchaser's group, including the Company, shall continue the Business as a going concern) either solely or jointly or in partnership or association with or as director, manager, agent, employee, consultant, servant or representative of or for any other person, firm or company directly or indirectly carry on or be engaged or concerned or interested in any business competing with the Business provided that nothing contained in this Clause 9.1(a) shall preclude any Vendor from holding any shares or loan capital (not exceeding 3% of the shares or loan capital of the class concerned then in issue) in any company competing with the Business whose shares are listed or dealt in on a recognised investment exchange;

         (b) he will not during the period of two years from Completion (or, if shorter, for so long as the Purchaser, its subsidiaries or any member of the Purchaser's group, including the Company, shall continue the Business as a going concern) directly or indirectly canvass, solicit or interfere with or endeavour to canvass, solicit or interfere with, either on his own behalf or for any other person, firm, company or other undertaking competing with the Business the custom of any person, firm, company or other undertaking who at any time during the period of twelve months prior to the Completion Date was a customer of the Company;

         (c) he will not during the period of two years from Completion (or, if shorter, for so long as the Purchaser, its subsidiaries or any member of the Purchaser's group, including the Company, shall continue the Business as a going concern) either on his own behalf or for any other person, firm, company or other undertaking directly or indirectly solicit or endeavour to entice away from the Company any person who is an employee, director, officer, agent or consultant of the Company at the Completion Date;

         (d) he will not following the Completion Date, directly or indirectly, divulge or make use of any Confidential Information, unless ordered to do so by a court of competent jurisdiction or in the proper performance of his duties as an employee of the Company; and

         (e) save in respect of James Weston and Michael Gordon he shall not following the Completion Date represent himself as being in any way connected with the Company or the Business.

9.2 Each of the Employees and Cogent Investments severally undertakes to the Purchaser, and the Company with the intent of securing to the Purchaser the full benefit and value of the goodwill, know-how and connections of the Company and as an essential part of the agreement for the purchase and sale of the Sale Shares, that, he will not, following the Completion Date, directly or indirectly, divulge or make use of any Confidential Information, unless ordered to do so by a court of competent jurisdiction or in the proper performance of his duties as an employee of the Company. Cogent Investments further undertakes to the Purchaser and the Company that it will not following the Completion Date represent itself as being in any way connected with the Company or the Business.

9.3 The Vendors acknowledge that in view of the value of the assets of the Company as stated in the Accounts, the level of Consideration is payable principally in respect of the goodwill and business connections and the Intellectual Property rights of and know-how and experience available to the Company and has been calculated, by the Purchaser, to reflect (a) the value, to the Purchaser, of the Intellectual Property rights and know-how and experience available to the Company and (b) an amount payable to the Vendors for agreeing to be bound, to the fullest extent, by the restrictions contained in Clauses 9.1 and 9.2. Each of the Vendors considers the restrictions contained in Clauses 9.1 and 9.2 to be reasonable and necessary to secure to the Purchaser the full benefit and value of the goodwill and business connections and the Intellectual Property rights of and know-how and experience available to the Company.

9.4 The Vendors hereby jointly and severally agree at the reasonable request and at the cost of the Purchaser to enter into any further deeds and/or documents and do all such further acts or things as may be necessary to give effect to the said restrictions .

10       ANNOUNCEMENTS
10.1 The Vendors shall, on Completion, make such announcements to the employees, agents, customers and suppliers of the Company as the Purchaser may reasonably require.

10.2 Subject to the provisions of Clause 10.1, neither the Purchaser nor the Vendors shall make any press or media announcement or issue any press or media statement or press or media release with respect to this Agreement or any matter contained herein without obtaining the prior written agreement of the other party to the contents thereof and the manner and timing of its presentation and publication.

10.3 The provisions of Clause 10.2 shall not apply to any announcement or circular required to be made or issued by the Purchaser so as to comply with its obligations as a public company in the U.S.

11       ASSIGNATION AND TRANSFER
11.1 The Purchaser shall be entitled, without the consent of or notice to the Vendors, to assign or transfer in whole or in part the benefit and/or burden of this Agreement or any right and/or obligation of the Purchaser under this Agreement to any other company which at the time of the assignation or transfer is the holding company of the Purchaser or a subsidiary of the Purchaser or a subsidiary of the holding company of the Purchaser.

11.2 Save as provided in Clause 11.1, neither party shall be entitled without the prior written consent of the other to assign or transfer either the benefit or burden of this Agreement or any right and/or obligation under this Agreement.

11.3 This Agreement shall be binding on, and shall enure for the benefit, of any person to whom any right and/or obligation is assigned or transferred pursuant to Clauses 11.1 and/or 11.2.

12       POST-COMPLETION EFFECT
12.1 Notwithstanding Completion each and every right and obligation of the Purchaser and the Vendors under this Agreement shall, except in so far as fully performed at Completion, continue in full force and effect.

12.2 Any provision of this Agreement which is expressed or intended to have effect on, or to continue in force after, the termination of this Agreement shall have such effect, or, as the case may be, continue in force, after such termination.

12.3 This Agreement shall be binding on the Vendors and their respective executors, personal representatives and successors whomsoever and, unless the context otherwise requires, references to the Vendors shall include references to such executors, personal representatives and successors.

13       ANCILLARY UNDERTAKING
         The Vendors jointly and severally undertake to the Purchaser that the Vendors shall from time to time after Completion execute such further documents and do such further acts and things as the Purchaser may require for the purpose of vesting in it the Sale Shares and the full benefit of this Agreement.

14       CONSENTS
         Any consent given by a party under any provision of this Agreement shall be effective only in the instance and for the purpose for which it is given and the giving of any such consent in respect of any act or thing shall not operate as a waiver of any requirement on the party to whom the consent is given not to do that or any other act or thing at any time in the future without such consent.

15       ILLEGALITY, DELAY
15.1 If any provision of this Agreement shall to any extent be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and each of the provisions of this Agreement shall be valid, legal and enforceable to the fullest extent permitted by law.

15.2     No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

16       RIGHTS OF ACTION
16.1 The rights of the Purchaser in respect of a breach of any provision of this Agreement shall not be affected by the giving of any time or other indulgence by the Purchaser to any person nor by the Purchaser rescinding or not rescinding this Agreement nor by any other cause whatsoever except a specific waiver or release by the Purchaser in writing and any such waiver or release shall not prejudice or affect any remaining rights of the Purchaser.

16.2 Notwithstanding any rule of law to the contrary, any right of rescission available to the Purchaser shall be in addition to and without prejudice to all other rights and remedies available to it, including, without limitation, the right to claim for monetary damages in the event of any breach of the terms of this Agreement by the Vendors.

16.3 The rights and remedies of the Purchaser under this Agreement are cumulative and not exclusive of each other or of any other right or remedy.

17       COSTS AND STAMP DUTY
17.1 The Purchaser and the Vendors shall each pay their own costs and outlays in connection with the preparation, execution and carrying into effect of this Agreement.

17.2 The Purchaser shall be responsible for payment of all stamp duty in respect of this Agreement and the carrying into effect thereof.

18       ENTIRE AGREEMENT AND VARIATIONS
18.1 This Agreement (together with any documents referred to in this Agreement to which the Purchaser and the Vendors are parties) constitutes the entire agreement between the parties with respect to the subject matter hereof and expressly excludes any warranty, condition or other undertaking implied at law or by custom and supersedes all previous agreements and understandings between the parties with respect thereto and each of the parties acknowledges and confirms that it does not enter into this Agreement in reliance on any representation, warranty or other undertaking not fully reflected in the terms of this Agreement (or in one of such documents).

18.2 No variation of this Agreement shall be effective unless made in writing and duly executed by both the Purchaser and the Vendors.

19       GOVERNING LAW
19.1 This Agreement shall be governed by and construed in accordance with the law of Scotland.

19.2 The parties hereto submit to the non-exclusive jurisdiction of the Court of Session as regards any claim, dispute or matter arising out of or relating to this Agreement and its implementation or effect.

20       NOTICES
20.1 Any notice or other communication to be given by one party to another under, or in connection with the matters contemplated by, this Agreement shall be communicated as follows:-

         (a)      if to the Purchaser, to:-

                  Hycor Biomedical Inc.
                  18800 Von Karman Avenue
                  Irvine
                  California 92612-1517
                  U.S.

                  Facsimile no: 001-714-440 2220

                  Attention: Mr R Jones

                  and copied to:-

                  McGrigor Donald
                  Erskine House
                  68-73 Queen Street
                  Edinburgh EH 2 4NF

                  Facsimile no: 0131-226 7700

                  Attention: Mr A A Orr

         (b)      if to the Vendors, to:-

                  Fyfe Ireland, WS
                  Orchard Brae House
                  Queensferry Road
                  Edinburgh EH4 2HG

                  Facsimile no: 0131-343 3166

                  Attention: Ms M Radcliffe

         or in either case to such other address and/or facsimile number and/or marked for such other attention as may from time to time be specified by the relevant party to the other, by notice given in accordance with this Clause 20, for the purposes of this Clause 20.

20.2 Any notice or other communication to be given by one party to another under, or in connection with the matters contemplated by, this Agreement shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid recorded delivery or registered post or by facsimile, and shall be deemed to have been received:-

         (a) in the case of delivery by hand prior to 5 p.m. on a business day, when delivered and in any other case on the business day following the day of delivery; or

         (b) in the case of first class prepaid recorded delivery or registered post, on the second business day following the day of posting; or

         (c) in the case of facsimile where the transmission occurs prior to 5 p.m. on a business day, on acknowledgement by the addressee's facsimile receiving equipment and in any other case on the business day following the day of acknowledgement by the addressee's facsimile receiving equipment.

IN WITNESS WHEREOF these presents consisting of this and the 23 preceding pages are, together with the Schedule, executed, in duplicate, as follows:-

SIGNED by WILLIAM DAVID NEILLY
at
on the                  day of July 1997
in the presence of

Witness ....................................           .........................

Full name...................................

Address.....................................

SIGNED by Charles JOHN FAIRLEY
at
on the                  day of July 1997
in the presence of

Witness.....................................            ........................

Full name...................................

Address.....................................


SIGNED by JAMES WESTON
at
on the                  day of July 1997
in the presence of

Witness....................................             ........................

Full name..................................

Address....................................


SIGNED by MICHAEL GORDON
at
on the                  day of July 1997
in the presence of

Witness....................................             ........................

Full name..................................

Address....................................


SIGNED by WANDA BLACK
at
on the                  day of July 1997
in the presence of

Witness....................................             ........................

Full name..................................

Address....................................

SIGNED by NADINE GRANT
at
on the                  day of July 1997
in the presence of

Witness....................................          ...........................

Full name..................................

Address....................................


SIGNED by ANGUS BROWN
at
on the                  day of July 1997
in the presence of

Witness....................................          ...........................

Full name..................................

Address....................................


SIGNED by DANIELLE KNIGHT
at
on the                  day of July 1997
in the presence of

Witness....................................           ..........................

Full name..................................

Address....................................


SIGNED by ANDREW BOYLE
at
on the                  day of July 1997
in the presence of

Witness....................................           ..........................

Full name..................................

Address....................................


SIGNED by MOIRA BISSET
at
on the                  day of July 1997
in the presence of

Witness....................................           ..........................

Full name..................................

Address....................................

SUBSCRIBED on behalf of COGENT INVESTMENTS
LIMITED
at
on the                     July 1997 by

Director/ Attorney in the presence of:-

Witness.................................          ..............................

Full name...............................

Address.................................



SUBSCRIBED on behalf of HYCOR BIOMEDICAL, INC
at
on the                     July 1997 by

Director in the presence of:-

Witness.................................          ..............................

Full name...............................

Address.................................

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING SHARE PURCHASE AGREEMENT BETWEEN (1) THE VENDORS (AS DEFINED THEREIN) AND (2) HYCOR BIOMEDICAL INC.

                                     PART I

                                   THE VENDORS

(1)                                         (2)                                   (3)

NAMES AND ADDRESS OF                        NUMBER OF SALE SHARES                 CONSIDERATION        (IN
CASH/LOAN VENDORS                                                                 NOTES)
(A)      DIRECTORS
         WILLIAM DAVID NEILLY               25.650                                L231,750 cash
         Belmont House                                                            L281,250 Loan Notes
         The Crescent
         Dunblane FK15 0DW

         CHARLES JOHN FAIRLEY               25,650                                L231,750 cash
         15 Grant Drive                                                           L281,250 Loan Notes
         Dunblane FK15 9HD

         JAMES WESTON                       10,875                                L 98,250 cash
         7 Princes Mary Place                                                     L119,250 Loan Notes
         Haddington
         East Lothian  EH41 3NQ

         MICHAEL GORDON                      1,237                                L 24,740 cash
         27 Ulster Drive
         Edinburgh

(B)      COGENT INVESTMENTS
         COGENT                             23,324                                L210,730 cash
         INVESTMENTS                                                              L255,750 Loan Notes
         LIMITED
         Orchard Brae House
         30 Queensferry Road
         Edinburgh EH4 2HG

(C)      EMPLOYEES
         WANDA BLACK                         1,012                                L 20,240 cash
         45 Russell Road
         Duntocher
         Clydebank

         NADINE GRANT                        1,069                                L   21,380 cash
         43 Echline Grove
         South Queensferry
         Edinburgh

         ANGUS BROWN                           393                                L    7,860 cash
         (3F1) 15 Lochrin Terrace
         Edinburgh

         DANIELLE KNIGHT                       227                                L    4,540 cash
         9 Fairway
         Haddington
         East Lothian
         EH41 4EW

         ANDREW BOYLE                          169                                L    3,380 cash
         9/11 Calder Drive
         Edinburgh

         MOIRA BISSET                          169                                L    3,380 cash
         5 Gilmerton Dykes Drive
         Edinburgh
                                            ----------------                      -----------------
                                            89,775                                L1,795,500

                                     PART II

                                   THE COMPANY

Date of incorporation:                 5 February 1990

Registered number:                     SC 122739

Registered office:                     Orchard Brae House
                                       30 Queensferry Road
                                       Edinburgh EH4 2HG

Authorised share capital:              (pound)40,000, comprising 100,000 Ordinary shares of 25p each and
                                       15,000 10% Cumulative Redeemable Preference Shares of (pound)1 each

Issued share capital:                  (pound)22,500 comprising 90,000 Ordinary Shares of 25p each

Directors:                             William David Neilly, Charles John Fairley, James Weston and
                                       Michael Gordon

Secretary:                             Queensferry Secretaries Limited

Auditors:                              KPMG
                                       Saltire Court
                                       20 Castle Terrace
                                       Edinburgh EH1 2EG

Accounting reference date:             31 March

Latest accounts filed:                 31 March 1997

Date of latest annual return:          5 February 1997

Extant registered charges:             Floating Charge dated 27 April 1993 and
                                       registered 14 May 1993 in favour of the
                                       Clydesdale Bank plc over the whole
                                       undertaking and all property and assets,
                                       present and future, of the Company,
                                       including uncalled capital, in security
                                       of all sums due and to become due.

                                    PART III

                             THE LEASEHOLD PROPERTY

Leasehold
Property:
                                       Douglas House
                                       Pentlands Science Park
                                       Penicuik
                                       Midlothian
                                       EH26 0PZ


Landlord:                              The Moredun Foundation

Tenant:                                The Company

Date of Commencement:                  1 April, 1997

Term of Lease:                         14 1/2 years

Date of Break Options:                 at 4 1/2years (30 September 2001) and 10 years (31 March 2007)

Rent:                                  Year 1(pound)25,769
                                       Year 2(pound)51,538
                                       Year 3(pound)54,769
                                       Year 4(pound)54,769
                                       Year 5(pound)58,000

Rent Reviews:                          at 4 1/2 years (30 September 2001) and 10 years (31 March 2007)

Use:                                   Use Classes 2(b) and 4(a) or (b) of the Town and Country Planning
                                       (Use Classes) (Scotland) Order 1989 being uses related to life sciences

                                     PART IV

                              INTELLECTUAL PROPERTY

A.            PATENTS

(1)           European Application Number:                    88307819.8
              European Patent Number:  0306206
              Priority Date:                                  27 August 1987
              Application Date:                               24 August 1988
              Granted:                                        16 June 1993
              Title:                                          Assay Device and Method
              States in which Patent is live:                 Germany
                                                              Spain
                                                              France
                                                              Italy
                                                              Luxembourg
              Renewal Fees Due (National):                    31 August 1997

(2)           European Application Number:                    94308091.1
              European Publication Number:                    0651249
              Priority Date:                                  3 November 1993
              Application Date:                               2 November 1994
              Title:                                          Analytical Device
               Status:                                        Pending Application - the Search report
                                                              has just been issued
              Designated States:                              Germany
                                                              Spain
                                                              Italy
                                                              France
                                                              United Kingdom
              Next Renewal Due (EPO):  30 November 1997

(3)           European Application Number:                    85301058.5
              European Patent Number:  0162533
              Priority Date:                                  20 February 1984
              Application Date:                               18 February 1985
              Granted:                                        11 September 1991
               Title:                                         The Detection of Human Cytomegalovirus
                                                              Specific IGM
              Designated States:                              Austria
                                                              Belgium
                                                              Switzerland
                                                              Germany
                                                              France
                                                              Italy
                                                              Luxembourg
                                                              Netherlands
              Renewal Date:                                   18 February 1998

(4)           Patent Number:                                  2154609
               Title:                                         HCMV Monocolonal Antibodies and their use
                                                              in infection of HCMV injection and HCMV
                                                              Specific IGM, methods of detect ING viral
                                                              antigens
              Country:                                        United Kingdom
              Next Renewal Due:                               18 February 1998

(5)           Patent Number:                                  4716104
              Application Number:                             703,535
              Filed:                                          20 February 1985
              Date of Patent:                                 29 December 1987
              Country:                                        United States of America
              Title:                                          Detecting presence of HCMV - Specific IGM
B.            TRADE MARKS

(1)           Registration Number:                            1397839
              Application Date:                               8 September 1989
              Status:                                         Registered
              Next Renewal Due:                               8 September 2006
              Mark:                                           AUTOSTAT
              Class                                           1
              Goods:                                          Chemical and biological reagents; all
                                                              included in Class 1 and for use in
                                                              connection with diagnostic kits and
                                                              analytical kits

(2)           Registration Number:                            1396548
              Application Date:                               8 September 1989
              Status:                                         Registered
              Next Renewal Due:                               8 September 2006
              Mark:                                           AUTOSTAT
              Class                                           10
              Goods:                                          Apparatus for use in diagnosis; lasers;
                                                              ultrasonic apparatus and instruments; gas
                                                              detectors; all being surgical, medical,
                                                              therapeutic, opthalmic, dental or
                                                              veterinary apparatus; parts and fittings
                                                              for all the aforesaid goods: all included
                                                              in Class 10

                                     PART V

                                 THE WARRANTIES


1.         THE VENDORS
1.1 Each Vendor has full power and authority to enter into and perform the Agreement and the Agreement when executed will constitute binding obligations on each Vendor.

1.2 The Vendors are entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Sale Shares free from all liens, charges and encumbrances on the terms of the Agreement, without the consent of any third party.

1.3 The Vendors, and their Associates, do not have any rights or interests, directly or indirectly, in any businesses other than those now carried on by the Company which are or are likely to be, or become, competitive with the business of the Company, save as the registered holder or beneficial owner of any class of securities of any company which is dealt in on a recognised investment exchange (as defined in section 207(1) of the Financial Services Act 1986) and in respect of which a Vendor, with his Associates, holds and is beneficially interested in less than 3 per cent of any single class of the securities in that company.

1.4 There is no outstanding indebtedness of any Vendor, or his Associates, to the Company.

1.5 There is no outstanding indebtedness of the Company to any Vendor or his Associates.

2          CORPORATE MATTERS
2.1 The information relating to the Company in the recitals to the Agreement and Part II of the Schedule is true in all respects.

2.2 The Sale Shares constitute the whole of the issued and allotted share capital of the Company.

2.3 There are no agreements or arrangements in force, whether legally binding or not, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company.

2.4 There is not, nor is there any agreement or arrangement to create, any pledge, lien, charge or encumbrance on, over or affecting any of the Sale Shares.

2.5 The register of members, register of applications and allotments, minute book and other statutory books of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal and no notice or allegation, that any of them is incorrect or should be rectified, has been received.

2.6 All returns, particulars, resolutions and documents required by the Companies Acts, to be filed with the Registrar of Companies in respect of the Company have been duly filed and are correct in all material respects.

2.7 A copy of the Memorandum and Articles of Association of the Company is attached to the Disclosure Letter and is accurate and complete in all respects.

2.8        The Company:

           (a) is not the holder or beneficial owner of, nor has it agreed to acquire, any share of loan capital of any other company (whether incorporated in the United Kingdom or elsewhere); and

           (b) does not have outside the United Kingdom, any branch, agency or place of business or any permanent establishment.

3          ACCOUNTING MATTERS
3.1 The Accounts have been prepared in accordance with the historical cost convention and the bases and policies of accounting, adopted for the purpose of preparing the Accounts, are the same as those adopted in preparing the audited accounts of the Company in respect of the last three preceding accounting periods apart from changes required to conform to current financial reporting standards.

3.2        The Accounts:-

           (a) give a true and fair view of the assets, liabilities (including contingent, unqualified or undisputed liabilities) and commitments of the Company at the Accounting Date and the profits for the financial period ended on that date;

           (b) comply with the requirements of the Companies Acts and other relevant statutes;

           (c) comply with all current SSAP's and statements issued by, or with the approval of, the Accounting Standards Board applicable to a United Kingdom company;

           (d) properly reflect the financial position of the Company as at that date and disclose all assets of the Company to the extent required by the Companies Acts, applicable SSAPs and other relevant statutes and accounting principles and practices in the United Kingdom; and

           (e) to the extent required by the Companies Acts, applicable SSAPs and other relevant statutes and accounting principles and practices in the United Kingdom make proper and adequate provision or reserve for all liabilities and capital commitments of the Company outstanding at the Accounting Date, including contingent, unquantified or disputed liabilities.

3.3 All the accounts, books, ledgers, financial and other records of whatsoever kind, of the Company are in its possession, have been fully, properly and accurately kept and completed and give a true and fair view of its financial position.

4          FINANCIAL MATTERS
4.1 Save as disclosed in the Accounts, the Company did not have any capital commitments outstanding at the Accounting Date and the Company has not, since then, other than in the ordinary and normal course of business, incurred or agreed to incur any capital expenditure or commitments or disposed of or agreed to dispose of any capital assets.

4.2 Since the Accounting Date the Company has not paid, made or declared any dividend or other distribution.

4.3 The Company has not, since the Accounting Date, repaid or become liable to repay any indebtedness in advance of its stated maturity.

4.4 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed in the Accounts or incurred in the ordinary and proper course of trading.

4.5 None of the facilities available to the Company (full and accurate details of which are set out in the Disclosure Letter) is dependent on the guarantee or indemnity of, or any security provided by, third party.

4.6 So far as the Directors are aware, the amounts due from trade debtors as at Completion (less the amount of any relevant provision or reserve, determined on the same basis as that applied in the Accounts and disclosed in the Disclosure Letter) will be recoverable in full in the ordinary course of business.

4.7 No part of the amounts included in the Accounts as owing by any debtors is overdue by more than 60 days or has been released on terms that any debtor pays less that the full book value of his debt.

4.8 There is not now outstanding, in respect of the Company, any guarantee or agreement for indemnity or for suretyship, given by, or for the benefit of, the Company.

4.9 The Company does not have outstanding, nor has it agreed to create or issue, any loan capital, nor has it factored any of its debts, or engaged in financing of a type which would not be required to be shown or reflected in the Accounts.

4.10 The Company has not received notice from any lender requiring repayment by the Company or intimating the enforcement of any security which it may hold over any assets of the Company and, so far as the Directors are aware, there are no circumstances likely to give rise to any such notice.

4.11 The Disclosure Letter contains full details of any grant, subsidy or financial assistance from any government department or agency or other authority and, so far as the Directors are aware, the Company has not done, nor omitted to do any act or thing which is likely to result in all, or part, of any such grant, subsidy or financial assistance becoming repayable, or being forfeited or withheld, in whole or in part.

5          TAXATION MATTERS
5.1 There has not been any transaction, arrangement, event or omission occurring after the Accounting Date:-

           (a) which has caused, or will cause, any expenditure (including any payment of Taxation) incurred or deemed to have been incurred for Taxation purposes by the Company not to qualify for all or part of any relief, allowance, credit or deduction for Taxation purposes which might be expected by the Purchaser to be available to the Company; or

           (b) which has given rise, or will give rise (i) to income or gains being deemed to arise to, or supplies being deemed to be made by, the Company for Taxation purposes, and/or (ii) to any Taxation otherwise being assessable or chargeable on the Company when the relevant income or gains do not, in fact, accrue to or the relevant supplies are not in fact made by, the Company; or

           (c) the Taxation treatment of which is or may become the subject of any dispute with the Taxation authority.

5.2        The Company has not, within the last six years:-

           (a) been the subject of any investigation by the Inland Revenue, or any other relevant Taxation authority; or

           (b) been the subject of any discovery by the Inland Revenue, or any other relevant Taxation authority; and

           the Directors are unaware of any facts or matters which are likely to or may lead to any such investigation or discovery.


5.3 The Accounts make full provision or reserve for all Taxation (including deferred Taxation) for which liability is known or could reasonably be estimated for any period up to and including the period ending on the Accounting Date.

5.4 All returns, computations and payments which should be or should have been, made by the Company for any Taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper bases and none of them is, or so far as the Directors are aware likely to be, the subject of any dispute with the Inland Revenue or other Taxation authorities.

5.5 The Company has duly deducted and accounted for all amounts which it has been obliged to deduct in respect of Taxation and, in particular, has properly operated the PAYE system, by deducting tax as required by law, for all payments made, or treated as made, to its employees or former employees, and accounting to the Inland Revenue for all tax so deducted and for all tax chargeable on benefits provided for its employees or former employees.

5.6 So far as the Directors are aware there are no facts or circumstances which would adversely affect the entitlement of the Company to relief from, credit for or right of set-off against, Taxation.

5.7 All expenditure incurred by the Company or which it may incur under any subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense of a trade carried on by the Company) for writing down allowances under the Capital Allowances Act 1990 Part II (Machinery and Plant).

5.8 The Company has not, nor has it ever been, a member of any group for Taxation purposes.

5.9 The Company has duly registered and is a taxable person for the purposes of value added tax and the Company has complied, in all material respects, with all statutory provisions and regulations relating to value added tax and has duly paid or provided for all amounts of value added tax for which it is liable.

5.10 The Company has never made any transfer of the kind described in Taxation of Chargeable Gains Act 1992 Section 125 (transfer of assets at undervalue).

5.11 No income has arisen in a territory outside the United Kingdom in respect of which any claim under the Income and Corporation Taxes Act 1988 Section 584 (unremittable overseas income) has been made or is available to the Company.

5.12 The Company has not redeemed, repaid or repurchased or agreed to redeem, repay or repurchase any of its shares.


6          TRADING MATTERS
6.1 Since the Accounting Date the business of the Company has been continued in the ordinary and normal course, and there has been no deterioration in its turnover, or its financial or trading position.

6.2 The Company is not, nor has it agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association.

6.3 The Company is not engaged in any litigation or arbitration proceedings, as pursuer or defender, and the Company has received no intimation or notification of any such proceedings pending or threatened, either by or against the Company and so far as the Directors as aware, there are no circumstances which are likely to give rise to any litigation or arbitration.

6.4 There is no dispute with any revenue, or other official department in the United Kingdom or elsewhere in relation to the affairs of the Company and, so far as the Directors as aware, there are no circumstances which are likely to give rise to any such dispute.

6.5 There are no claims pending or intimated or served, or so far as the Directors are aware, capable of arising, against the Company by an employee or workman or third party in respect of any accident or injury, which are not fully covered by insurance.

6.6 So far as the Directors are aware, the Company has conducted, and is conducting, its business in all respects in accordance with all applicable laws and regulations whether of the United Kingdom or elsewhere, holds all necessary licences or consents necessary for the carrying on of its business (short particulars of which are contained in the Disclosure Letter) and the Directors have no reason to believe that such licences or consents may be revoked or not renewed.

6.7        No power of attorney given by the Company is in force.

6.8 There are no outstanding authorities (express or implied) by which any third party may enter into any contract or commitment to do anything on behalf of the Company other than the ostensible or implied authority of directors or employees to enter into contracts in the normal course of their duties.

6.9 So far as the Directors are aware, the Company has not manufactured or sold or supplied products which are, or were, or have become, in any respect faulty or defective, or which do not comply in any material respect with any warranties or representations, expressly or impliedly made by it, or with all applicable regulations, standards and requirements in respect thereof.

6.10 The Company is not subject to any liability or obligation (save as may be implied by law) to service, repair, maintain, take back, or otherwise do or not do anything in respect of any goods that have been, or are hereafter pursuant to an existing obligation, delivered by it.

6.11 The Company is not a party to, nor have its profits or financial position during the three years prior to the last date of execution hereof by the Directors been affected by, any contract or arrangement which is not of an entirely arm's length nature.

6.12 So far as the Directors are aware, the Company has not committed, or omitted to do, any act or thing which could give rise to any fine or penalty in terms of, nor is the Company a party to any agreement, practice or arrangement which contravenes, any legislation, whether of the United Kingdom or elsewhere, relating to unfair or restrictive trade practices.

6.13 The Company is not a party to any contracts or agreements which are under notice of termination and, so far as the Directors are aware, there are no circumstances which may justify the serving of a notice of termination.

6.14 Details of all agency, distributorship, marketing, purchasing, manufacturing or licencing agreements or arrangements, or any restrictive trading or other agreement or arrangments which the Company is a party are disclosed in the Disclosure Letter and all such agreements are in full force and effect.

6.15 No diligence has been executed against the Company which remains undischarged, nor so far as the Directors are aware, is there any unfulfilled or unsatisfied decree or other court order outstanding against the Company.

6.16 No order has been made or petition presented or resolution passed for the winding-up of the Company, no order has been made, or so far as the Directors are aware, applied for, for the appointment of an administrator to the Company and no receiver or administrative receiver has been appointed to the Company and, so far as the Directors are aware, no person has taken any steps to enforce any charge or security interest against the Company.

6.17 The Company is not a party to any contract, transaction, arrangement or liability, which:

           (a) is outside the ordinary and proper course of business; or

           (b) is incapable of termination in accordance with its terms, by the Company, on thirty days notice or less without payment of compensation by the Company.

6.18 So far as the Directors are aware, the Company is not engaged in any disputes, discussions or negotiations with any customers or suppliers of the Company which are likely to result in such customers or suppliers ceasing to be customers or suppliers of the Company or materially altering their terms and conditions or contracts or usual dealings with the Company and, so far as the Directors are aware, there are no circumstances which are likely to give rise to any such disputes, negotiations or discussions.

7          PROPERTY MATTERS
7.1 The Missives are in full force and effect and no notice of termination has been issued or served and, so far as the Directors are aware, there are no circumstances which may give rise to a notice of termination being issued.

7.2 The Company has in its possession, or under its control, all deeds and documents (duly stamped if so required) which are necessary to prove title to the Leasehold Property.

7.3 The Company has no interest in any other land or premises other than the Leasehold Property.

7.4 There is no option, or agreement for sale, mortgage, whether fixed or floating, charge, lien, lease agreement or lease, condition, restrictive covenant, or other encumbrance in respect of the Leasehold Property.

7.5 The Company has timeously performed all of its obligations under the Missives, including, without limitation, the obligation to pay rent and the maintenance obligations.

7.6 The Company has duly and punctually performed and observed all obligations and conditions, agreements, statutory requirements, planning consents, by-laws, orders and regulations affecting the Leasehold Property and no notice of any breach of any such matter has been received.

7.7 No repairs notices have been issued in respect of the Leasehold Property by the landlord or any local authority and, so far as the Directors are aware, none are expected.

7.8 The use of the Leasehold Property is the permitted use for the purposes of the Lease and the Town and Country Planning (Scotland) Acts.

7.9 There are no compulsory purchase notices, orders or resolutions affecting the Leasehold Property.

8          EMPLOYMENT MATTERS
8.1 Full particulars of each employee and officer of the Company, (including, without limitation, profit sharing, commission or discretionary bonus arrangements and period of notice) are fully and accurately set out in the Disclosure Letter.

8.2 No negotiations for any increase in the remuneration or benefits of any officer or employee of the Company are current or imminent.

8.3 Since the Accounting Date no officer of the Company, or employee, has given notice of his intention to resign, or is under notice of dismissal.

8.4 The Company has not incurred any liability or received any claim in respect of any breach of any contract of service, for redundancy payment or for compensation for wrongful dismissal or unfair dismissal in respect of which any claim is outstanding and the Company has not received any claim in respect of such matters and the Directors are not aware of any circumstances which may give rise to such a claim.

8.5 The Company is not bound or accustomed to pay monies other than in respect of remuneration, or emoluments of employment, to or for the benefit of any officer or employee of the Company or any Associate of any such person.

8.6 Save as set out in the Disclosure Letter, the Company is not a party to and does not participate in or contribute to any scheme or arrangement for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or health care benefits or any gratuities or ex-gratia arrangements or promises, allowances or other similar benefits to or for the benefit of any of its present or former employees, officers or any Associate of any such person.

8.7 There are no agreements or any other arrangements between the Company and any Trade Union or other body representing employees.

9          ASSET MATTERS
9.1 The Company owned, at the Accounting Date, and has good and marketable title to, and (except for stock subsequently sold or realised in the ordinary course of business) still owns and has valid title to, all the assets included in the Accounts and to all assets acquired since the Accounting Date and not subsequently sold or realised as aforesaid.

9.2 The Company has not created or granted, or agreed to create or grant, any security or any other encumbrance in respect of any of the assets included in the Accounts or acquired, or agreed to be acquired, since the Accounting Date.

9.3 The Company has adequate reserves of stocks of raw materials, packaging materials and finished goods in relation to its current and expected trading requirement.

9.4 The stock in trade of the Company is in good condition and is capable of being sold by it in the ordinary course of business in accordance with its normal prices.

9.5 The plant, machinery, equipment, vehicles and other equipment used in connection with Business:

           (a) are (subject to normal wear and tear) in good and safe state of repair and condition and satisfactory working order and, so far as the Directors are aware, have been regularly and properly maintained in accordance with the manufacturer's guidelines;

           (b) are the absolute property of the Company, save for those items subject of hire purchase, leasing or rental agreements listed in the Disclosure Letter;

           (c) are all capable of doing the work for which they were designed or purchased.

9.6 All stock in trade, and the assets and undertakings of the Company of an insurable nature are, and have at all time been, insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same business as that carried on by the Company.

9.7 The Company is now, and has at all times been, adequately covered against accidence, damage, insurance, third party loss (including product liability) loss of profits and other risks normally insured by persons carrying on the same business as that carried on by the Company.

9.8 All insurances are currently in full force and effect, and so far as the Directors are aware, nothing has been done or omitted to be done which could make any policy of insurance void or voidable, or which will result in an increase in premium.

9.9 No claim is outstanding under any of the insurance policies and so far as the Directors are aware, no circumstances exist which will give rise to such a claim.

10         ENVIRONMENTAL MATTERS
10.1 So far as the Directors are aware, the Directors, in relation to the Leasehold Property and/or the Business and the Company have complied, at all times and in all respects with all statutes and subordinate legislation, all European Community regulations and directives all common law and other national and local laws so far as applicable to the Business, all regulations, order, guidance notes, codes of conduct or practice, by-laws or directions of any court of competent authority insofar as any of the foregoing relate to health and safety, waste and the pollution or protection of the Environment.

10.2 All licences, permits, consents, authorisations, registrations, specifications, approvals, certificates or qualifications required at the Leasehold Property or for the carrying on of the Business have been obtained by the Company and are in full force and effect.

10.3 There have been no environmental audits and/or assessments commissioned by the Directors and/or the Company for or in relation to the Business of the Company and/or the Leasehold Property.
10.4 So far as the Directors are aware neither the Leasehold Property nor any neighbouring property is likely to become listed or referred to in a register of contaminated land.

11         INTELLECTUAL PROPERTY MATTERS
11.1 All rights in respect of the Intellectual Property used or required by the Company in connection with its Business and which are required to carry on the Business are in full force and effect and are vested in, and beneficially owned by the Company, and no rights or licences have been granted by the Company in respect of Intellectual Property.

11.2 The Company is the sole beneficial owner of the Intellectual Property and in the case of the Patents and Trade Marks the Company has been and is registered as the sole proprietor; and said rights in respect of such an Intellectual Property are valid, subsisting and enforceable and none of them is being used, claimed, opposed or attacked by any other person.

11.3 The details contained in Part IV of the Schedule in respect of the patents and trade marks owned by the Company are true and accurate in all respects.

11.4 No right or licence has been granted to any person by the Company to use or embody, in any manner, or do anything which would or might otherwise infringe any of the Intellectual Property; and no act has been done or omission permitted, by the Company whereby the Intellectual Property rights or any of them have ceased or might cease to be valid or enforceable.

11.5 So far as the Directors are aware, the business of the Company (and of any licencee under a licence granted by the Company) as now carried on, does not, and is not likely to, infringe any Intellectual Property of any other person (or would not do so if the same were valid) or give rise to a liability to pay compensation pursuant to the Patents Acts 1977, Sections 40 and 41 and all licences held by the Company in respect of any such protection are in full force and effect and no claim has been made against the Company in respect of any infringement whatsoever.

11.6 The Company has not (save in the ordinary and normal course of business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers.

11.7 The Company is not a party to any secrecy agreement or agreement which restricts the use or disclosure of information.

11.8 So far as the Directors are aware nothing has been done or omitted by the Company which would enable any agreement or licence granted in respect of the Intellectual Property to or by the Company to be terminated, or which may constitute a breach of the terms of any such agreement or licence where such termination or breach would have an adverse effect on the Business of the Company. So far as the Directors are aware, all such agreements or licences granted by the Company are in full force and effect, do not contravene any statutes, regulations or directives, and the Company has complied with all its obligations under such agreements and licences.

12         EFFECT OF TRANSACTION
12.1 So far as the Directors are aware and save as provided in the Agreement, after Completion (whether by reason of an existing agreement or arrangement or otherwise) or as a result of the proposed acquisition of the Sale Shares by the Purchaser:

           (a) no supplier of the Company will cease, or be entitled to cease, suppling the Company or may substantially reduce its supplies to the Company solely as a result of the sale of the Sale Shares to the Purchaser; and

           (b) no customer of the Company shall cease, or be entitled to cease solely as a result of the sale of the Sale Shares to the Purchaser, to deal with the Company or may substantially reduce its existing level of business with the Company.

12.2 Compliance with the terms of this Agreement does not and will not, so far as the Directors are aware, relieve any person from any obligation to the Company, (whether contractual or otherwise) or enable any person to determine any such obligation, or any right or benefit enjoyed by the Company, or to exercise any right, whether under an agreement with, or otherwise in respect of, the Company.